Exhibit 99.(a)(18)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley Variable Investment Series (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on March 8, 2011 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on April 29, 2011 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

Dated this 8th day of March, 2011

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:	March 8, 2011
To be Effective:	April 29, 2011

TO

MORGAN STANLEY VARIABLE INVESTMENT SERIES

DECLARATION OF TRUST

DATED

February 24, 1983

AMENDMENT TO THE DECLARATION OF TRUST OF

MORGAN STANLEY VARIABLE INVESTMENT SERIES

WHEREAS, Morgan Stanley Variable Investment Series (the “Trust”) was established by the Declaration of Trust dated February 24, 1983, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the Capital Opportunities Portfolio of the Trust as the Multi Cap Growth Portfolio, such change to be effective on April 29, 2011;

NOW, THEREFORE:

1.  The Declaration is hereby amended so that the Capital Opportunities Portfolio of the Trust is hereby designated as the “Multi Cap Growth Portfolio”.

2.  The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3.  The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

4.  This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 8th day of March, 2011.

/s/ Frank L. Bowman	/s/ Michael Bozic
Frank L. Bowman, as Trustee, and not individually	Michael Bozic, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas New York, NY 10036	1177 Avenue of the Americas New York, NY 10036

/s/ Kathleen A. Dennis	/s/ Manuel H. Johnson
Kathleen A. Dennis, as Trustee, and not individually	Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Johnson Smick Group, Inc.
Counsel to the Independent Trustees	888 16th Street, N.W., Suite 740
1177 Avenue of the Americas	Washington, D.C. 20006
New York, NY 10036

/s/ James F. Higgins	/s/ Joseph J. Kearns
James F. Higgins, as Trustee, and not individually	Joseph J. Kearns, as Trustee, and not individually
c/o Morgan Stanley Trust	c/o Kearns & Associates LLC
Harborside Financial Center, Plaza Two	PMB754, 23852 Pacific Coast Highway
Jersey City, NJ 07311	Malibu, CA 90265

/s/ Michael F. Klein	/s/ Michael E. Nugent
Michael F. Klein, as Trustee, and not individually	Michael E. Nugent, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Triumph Capital, L.P.
Counsel to the Independent Trustees	445 Park Avenue
1177 Avenue of the Americas	New York, NY 10022
New York, NY 10036

/s/ W. Allen Reed	/s/ Fergus Reid
W. Allen Reed, as Trustee, and not individually	Fergus Reid, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Joe Pietryka, Inc.
Counsel to the Independent Trustees	85 Charles Colman Blvd.
1177 Avenue of the Americas	Pawling, NY 12564
New York, NY 10036

MA SOC Filing Number: 201136561830 Date: 3/16/2011 2:13:00 PM

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:  March 16, 2011 02:23 PM

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth